[NUVEEN INVESTMENTS LOGO]




FOR IMMEDIATE RELEASE                       CONTACT:   LAUREL O'BRIEN
ATTN: BUSINESS/FINANCIAL EDITORS                       MEDIA RELATIONS
                                                       (312) 917-8254


         NUVEEN INVESTMENTS, INC. REPORTS RECORD SECOND QUARTER EARNINGS

CHICAGO, IL, JULY 15, 2003 -- Nuveen Investments, Inc. (NYSE: JNC) today reported record net income of $34.0 million for the quarter ended June 30, 2003, a 12% increase over the $30.5 million earned in the second quarter of 2002. Earnings per share (diluted) were $0.36 for the quarter as compared to $0.31 for the same period last year. Second quarter operating revenues were $106.1 million, an increase of 17% over second quarter 2002 revenues of $90.3 million.

For the first six months of 2003, the Company reported net income of $66.6 million, an increase of 10% versus $60.4 million earned in the same period of 2002. Earnings per share (diluted) were $0.70 as compared to $0.61 for the first six months of 2002.

Gross sales of investment products in the second quarter were a record $5.4 billion. Gross sales of retail and institutional managed accounts totaled $2.2 billion. Sales of closed-end exchange-traded funds were $2.8 billion and sales of mutual funds totaled $0.4 billion. Net flows were $3.1 billion.

Total assets under management were $88.3 billion at June 30, 2003, as compared to $68.5 billion a year ago and $79.7 billion at December 31, 2002. The increase in assets under management from a year ago includes $6.9 billion added last August from the acquisition of NWQ Investment Management.

Commenting on the Company's results, Nuveen Investments' Chairman Tim Schwertfeger said, "We are very pleased to be reporting another quarter of high-quality, consistent earnings growth. Our double-digit earnings and asset growth reflect the stability and quality of our diversified asset base as well as our commitment to core, long-term investment solutions for advisors and consultants who serve high-net-worth and institutional investors. Our record gross sales in the second quarter reflect our expanding relationships with high-end financial advisors and consultants as well as the improving equity markets. In addition to strong sales, we had positive net flows across all product lines -- managed accounts, closed-end exchange-traded funds and mutual funds.



                                     -more-
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NUVEEN INVESTMENTS REPORTS RECORD SECOND QUARTER EARNINGS -- PAGE 2


"We are especially pleased with the growing momentum and expanded breadth of our retail managed account business -- primarily in our value and fixed income styles," said Schwertfeger. "Net flows from retail managed accounts increased almost $500 million versus the prior quarter as redemptions declined 21%. Additionally our strong second quarter sales and flows reflected $2.8 billion raised in exchange-traded funds, including $0.7 billion of leverage related to our preferred and convertible income fund offered in March, and $2.1 billion raised this quarter as we offered our second preferred and convertible income fund in June. Our leadership in the exchange-traded fund arena continues to be reinforced by financial advisors' confidence in Nuveen's ability to provide innovative, high-quality solutions that enhance their clients' portfolios.

"Our ability to grow in a variety of market environments demonstrates the impact of the increased balance we've added to our business over the last several years. In the current environment, advisors and investors remain focused on investment strategies that provide dependable income and are beginning to return to investments with more capital appreciation potential. Although market and economic uncertainties persist in 2003, we believe our current sales momentum and focus on the core components of a well-balanced portfolio will serve us well."

Nuveen Investments, Inc. will host a conference call to discuss its second quarter financial results today, July 15, at 10:00 am central time. To access this call live or listen to an audio replay, visit the investor relations section of the Company's website at www.nuveen.com.

Nuveen Investments provides high-quality investment services that contribute to the building of well-diversified, core investment portfolios. The Company serves financial advisors and their high-net-worth clients, as well as a growing number of institutional clients. Nuveen Investments today markets its capabilities under four distinct brands: Nuveen, a leader in tax-free investments; NWQ, a leader in value-style equities; Rittenhouse, a leader in growth-style equities; and Symphony, a leading institutional manager of market-neutral alternative investment portfolios. In total, the Company now manages more than $88 billion in assets. An affiliate of The St. Paul Companies (NYSE: SPC), Nuveen Investments is listed on The New York Stock Exchange and trades under the symbol "JNC."

Certain statements made by the Company in this release are forward-looking statements. The Company's actual future results may differ significantly from those anticipated in any forward-looking statements due to numerous factors. These include, but are not limited to, the effects of the substantial competition in the investment management business, including competition for access to brokerage firms' retail distribution systems, the Company's reliance on revenues from investment management contracts which renew annually, regulatory developments, accounting pronouncements, and other additional risks and uncertainties as set forth in the Company's filings with the SEC. The Company undertakes no responsibility to update publicly or revise any forward-looking statements.

                                       ###


                             FINANCIAL TABLE FOLLOWS

NUVEEN INVESTMENTS
CONSOLIDATED STATEMENTS OF INCOME
For the Year Ended December 31, 2002 and the Quarter Ended June 30, 2003 In thousands, except share data

                                                             2002                                            2003
                                          --------------------------------------------- --------------------------------------------
                                          1ST QTR   2ND QTR  3RD QTR   4TH QTR   TOTAL   1ST QTR   2ND QTR  3RD QTR 4TH QTR  TOTAL
------------------------------------------------------------------------------------------------------------------------------------
REVENUES:
  Investment advisory fees from
    assets under management (1)           $ 85,155   86,056   91,013    93,251  355,476  $ 95,244   99,047      -      -    194,291
  Product distribution                       4,871    1,667    2,839     2,707   12,083     1,584    3,278      -      -      4,862
  Performance fees/other revenue             2,584    2,624    8,554    15,126   28,888     4,719    3,772      -      -      8,491
------------------------------------------------------------------------------------------------------------------------------------
    Total operating revenues                92,609   90,348  102,406   111,084  396,447   101,547  106,097      -      -    207,644
------------------------------------------------------------------------------------------------------------------------------------
EXPENSES:
  Compensation and benefits                 22,852   21,718   27,343    31,657  103,570    28,880   29,063      -      -     57,943
  Advertising and promotional costs          3,467    3,500    3,065     2,576   12,608     2,555    3,096      -      -      5,651
  Occupancy and equipment costs              4,019    4,153    4,843     4,896   17,912     4,902    4,922      -      -      9,824
  Amortization of intangible assets            713      698    1,183     1,209    3,803     1,302    1,302      -      -      2,604
  Travel & entertainment                     1,981    2,132    2,026     2,400    8,539     1,781    1,956      -      -      3,736
  Outside services                           1,914    2,277    2,306     2,129    8,627     1,898    1,917      -      -      3,815
  Other operating expenses                   8,079    6,077    7,216     8,164   29,536     5,924    7,355      -      -     13,279
------------------------------------------------------------------------------------------------------------------------------------
    Total operating expenses                43,026   40,554   47,983    53,032  184,596    47,242   49,610      -      -     96,852
------------------------------------------------------------------------------------------------------------------------------------
OPERATING INCOME                            49,583   49,794   54,423    58,051  211,851    54,305   56,487      -      -    110,792
------------------------------------------------------------------------------------------------------------------------------------
INTEREST EXPENSE/OTHER INCOME/(EXPENSE)       (178)     244   (2,310)   (2,746)  (4,991)     (981)    (916)     -      -     (1,896)
------------------------------------------------------------------------------------------------------------------------------------
INCOME BEFORE TAXES                         49,405   50,038   52,113    55,305  206,860    53,324   55,571      -      -    108,895
------------------------------------------------------------------------------------------------------------------------------------
INCOME TAXES:
  Federal                                   16,155   16,561   17,000    18,709   68,425    17,597   17,942      -      -     35,539
  State                                      3,261    3,024    3,106     2,860   12,251     3,093    3,620      -      -      6,713
------------------------------------------------------------------------------------------------------------------------------------
    Total income taxes                      19,416   19,585   20,105    21,569   80,675    20,690   21,562      -      -     42,251
------------------------------------------------------------------------------------------------------------------------------------
NET INCOME                                $ 29,989   30,452   32,008    33,736  126,185  $ 32,634   34,009      -      -     66,644
====================================================================================================================================

AVERAGE COMMON AND COMMON
  EQUIVALENT SHARES OUTSTANDING (2):
  Basic                                     94,922   94,398   93,312    93,033   93,910    92,566   92,473      -      -     92,519
  Diluted                                   99,585   99,141   96,878    96,591   98,042    95,687   95,787      -      -     95,736
------------------------------------------------------------------------------------------------------------------------------------
EARNINGS PER SHARE:
  Basic                                   $   0.32     0.32     0.34      0.36     1.34  $   0.35     0.37      -      -       0.72
  Diluted                                 $   0.30     0.31     0.33      0.35     1.29  $   0.34     0.36      -      -       0.70
====================================================================================================================================

GROSS SALES (in millions):
  Mutual funds                            $    283      369      469       386    1,507  $    385      446      -      -        831
  Managed accounts-retail                    1,662    1,322    1,364     1,346    5,693     1,546    1,703      -      -      3,249
  Managed accounts-institutional               143      168      533       508    1,353       538      477      -      -      1,015
  Exchange-traded funds-common                 869      906    1,947       968    4,689     1,306    2,104      -      -      3,410
------------------------------------------------------------------------------------------------------------------------------------
    Total funds and accounts excluding
       Muni/Fund Preferred(TM)               2,956    2,765    4,313     3,207   13,242     3,774    4,730      -      -      8,505
  Exchange-traded funds-Muni/Fund
    Preferred(TM)                              239      556      431       933    2,159       422      694      -      -      1,115
------------------------------------------------------------------------------------------------------------------------------------
    Total funds and accounts (3)             3,195    3,321    4,744     4,141   15,400     4,196    5,424      -      -      9,620
====================================================================================================================================

MANAGED FUNDS AND ACCOUNTS (in millions):
  ASSETS UNDER MANAGEMENT:
    Beginning of period                   $ 68,485   69,538   68,496    76,928   68,485  $ 79,719   81,360      -      -     79,719
      Acquisition of NWQ accounts                -        -    6,904         -    6,904         -        -      -      -          -
      Sales - funds and accounts             3,195    3,321    4,744     4,141   15,400     4,196    5,424      -      -      9,620
      Dividend and defined portfolio
        reinvestments                           83       96      119       136      435        74       96      -      -        170
      Redemptions and withdrawals           (1,597)  (2,824)  (2,209)   (2,098)  (8,727)   (2,165)  (2,432)     -      -     (4,597)
------------------------------------------------------------------------------------------------------------------------------------
        Total net flows into funds and
          accounts                           1,681      593    9,559     2,178   14,012     2,105    3,088      -      -      5,193
      Appreciation / (depreciation) of
        managed assets                        (629)  (1,635)  (1,126)      612   (2,778)     (463)   3,810      -      -      3,346
------------------------------------------------------------------------------------------------------------------------------------
    End of period                         $ 69,538   68,496   76,928    79,719   79,719  $ 81,360   88,258      -      -     88,258
====================================================================================================================================

  RECAP BY PRODUCT TYPE:
    Mutual funds                          $ 11,775   11,641   11,866    11,849           $ 11,889   12,228      -      -
    Exchange-traded funds                   32,965   35,051   38,523    39,944             41,565   45,315      -      -
    Managed accounts-retail                 19,243   16,973   18,753    19,403             19,321   21,692      -      -
    Managed accounts-institutional           5,555    4,831    7,786     8,523              8,585    9,023      -      -
--------------------------------------------------------------------------------         ----------------------------------
      Total assets under management       $ 69,538   68,496   76,928    79,719           $ 81,360   88,258      -      -
================================================================================         ==================================

(1) Advisory fee revenue will fluctuate based on the number of days in the quarter - Q1 has 90 days, Q2 has 91 days, Q3 and Q4 have 92 days.
(2) All prior period share data has been restated to reflect the 2-for-1 stock split in Q2 of 2002.
(3)  Excludes $194 million in Defined Portfolio sales in Q1 of 2002.